As filed with the Securities and Exchange Commission on November 30, 2020

Registration No. 333-237749

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ATLAS TECHNICAL CONSULTANTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	83-0808563
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

13215 Bee Cave Parkway, Building B, Suite 230 Austin, Texas	78738
(Address of Principal Executive Offices)	(Zip Code)

Atlas Technical Consultants, Inc. 2019 Omnibus Incentive Plan
(Full title of the plan)

L. Joe Boyer
Chief Executive Officer
13215 Bee Cave Parkway, Building B, Suite 230

Austin, Texas 78738
(Name and address of agent for service)

(512) 851-1501
(Telephone number, including area code, of agent for service)

Copy to:

Milam F. Newby

Sarah E. Fortt

Vinson & Elkins L.L.P.

2801 Via Fortuna, Suite 100

Austin, Texas 78746

(512) 542-8400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☑
Non-accelerated filer	☐	Smaller Reporting Company	☑
		Emerging growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”). ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (this “Post-Effective Amendment”) relates to Registration Statement No. 333-2377349 on Form S-8 (the “Prior Registration Statement”) filed by Atlas Technical Consultants, Inc., a Delaware corporation (the “Registrant”), with the Securities and Exchange Commission (the “Commission”) on April 17, 2020, pertaining to the registration of 576,734 shares of the Company’s Class A common stock, par value $0.0001 (“Common Stock”) under the Atlas Technical Consultants, Inc. 2019 Omnibus Incentive Plan (as amended from time to time, the “Plan”).

In connection with the amendment of the Registrant’s Current Report on Form 8-K filed with the Commission on February 14, 2020 (the “Original Super 8-K”, as previously amended by the Registrant’s Current Report on Form 8-K/A filed with the Commission on March 16, 2020 (“Amendment No. 1”)), the Registrant filed a new Registration Statement on Form S-8 with the Commission on November 30, 2020 (the “Current Registration Statement”) that incorporates the terms of (i) the Original Super 8-K, (ii) Amendment No. 1 and (iii) the Registrant’s Current Report on Form 8-K/A filed with the Commission on September 30, 2020.

The Current Registration Statement registers shares of Common Stock that may be issued under the Plan. The shares of Common Stock that were registered on the Prior Registration Statement are no longer available for issuance under the Plan. In accordance with an undertaking made by the Registrant in Part II of the Prior Registration Statement to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, the Registrant hereby removes from registration the 576,734 shares of Common Stock registered but which remain unsold under the Prior Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Austin, Texas, on November 30, 2020.

Atlas Technical Consultants, Inc.

By:	/s/ L. Joe Boyer
Name:	L. Joe Boyer
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

Name	Title	Date

/s/ L. Joe Boyer	Chief Executive Officer and Director	November 30, 2020
L. Joe Boyer	(Principal Executive Officer)

/s/ David D. Quinn Sr.	Chief Financial Officer	November 30, 2020
David D. Quinn Sr.	(Principal Financial Officer)

*	Chief Accounting Officer
Walter Powell	(Principal Accounting Officer)

*	Director
Brian Ferraioli	(Chairman of the Board)

*	Director
Thomas H. Henley

*	Director
R. Foster Duncan

*	Director
Jeff Jenkins

*	Director
Stephen M. Kadenacy

*	Director
Leonard Lemoine

/s/ Raquel G. Richmond	Director	November 30, 2020
Raquel G. Richmond

*	Director
Daniel G. Weiss

* By	/s/ L. Joe Boyer	November 30, 2020
L. Joe Boyer
Attorney-in-Fact

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